UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2005

MEMC Electronic Materials, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13828	56-1505767
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Pearl Drive (City of O’Fallon) St. Peters, Missouri (636) 474-5000		63376
(Address of principal executive offices)		(Zip Code)

(636) 474-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 17, 2005, MEMC Electronic Materials, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) among TPG Wafer Holdings LLC (the “Selling Stockholder”) and Lehman Brothers Inc.; Merrill Lynch & Co.; Merrill Lynch, Pierce, Fenner & Smith Incorporated; Citigroup Global Markets, Inc.; JMP Securities LLC; and Needham & Company, Inc. and the other underwriters named therein (collectively the “Underwriters”) relating to the sale by the Selling Stockholder of 57,000,000 shares of the Company’s common stock, par value $0.01 per share, at a price of $11.50 per share and the grant by the Selling Stockholder to the Underwriters of an option to purchase an additional 8,550,000 shares to cover over-allotments, if any. The Underwriting Agreement contains customary representations and warranties, covenants, indemnification provisions and closing conditions.

The Underwriting Agreement is attached hereto as Exhibit 1 and incorporated herein by reference. The foregoing description is qualified in its entirety by reference to the text of the Underwriting Agreement.

As previously announced, on February 3, 2005, the Company filed a registration statement with the Securities and Exchange Commission (“SEC”), registering 59,800,000 of these shares for resale by the Selling Stockholder. The registration statement was amended on February 15, 2005 and declared effective by the SEC on February 16, 2005. The Company filed a Rule 462(b) registration statement on Form S-3 registering an additional 5,750,000 shares on February 17, 2005.

The Selling Stockholder is a member of an investment group led by Texas Pacific Group, including funds managed by Leonard Green & Partners, L.P. and TCW/Crescent Mezzanine Management III, LLC (collectively, “TPG”). Before the sale contemplated by the underwriting agreement, TPG beneficially owned approximately 63% of the Company’s outstanding common stock. The sale will reduce TPG’s beneficial ownership to approximately 38% of the Company’s outstanding common stock, assuming the over-allotment option is not exercised (or 34% if the over-allotment is exercised).

The Company is also a party to several additional agreements with TPG and its affiliates arising out of or relating to TPG’s ownership of the Company’s common stock and common stock purchase warrants. The Company has a $35 million credit facility with TPG and a $150 million five-year revolving credit facility with an affiliate of Citibank, NA and UBS AG which is guaranteed by certain TPG entities. The Company has reimbursement agreements with those TPG entities pursuant to which the Company has agreed to reimburse them for any payments made under the guaranty. Five TPG affiliates currently serve on the Company’s Board of Directors. Additional information regarding the relationship between the Company and TPG is included under “Certain Relationships and Related Transactions” in the registration statement, as amended.

Item 9.01	Financial Statements and Exhibits

(c) Exhibits.

Exhibit No.	Description of Exhibit

1	Underwriting Agreement dated February 17, 2005 among the Company, the Selling Stockholder and the Underwriters.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEMC ELECTRONIC MATERIALS, INC.

Date: February 18, 2005	By:	/s/ THOMAS E. LINNEN
	Name:	Thomas E. Linnen
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

1	Underwriting Agreement dated February 17, 2005 among the Company, the Selling Stockholder and the Underwriters.